UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) – September 24, 2008

ENB FINANCIAL CORP
(Exact name of registrant as specified in its charter)

Pennsylvania	000-53297	51-0661129
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No)
of Incorporation)

31 E. Main St., Ephrata, PA		17522-0457
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (717) 733-4181

Not Applicable
(Former Name, Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ENB FINANCIAL CORP

Item 2.06	Material Impairments

On September 22, 2008, management of ENB Financial Corp (the “Company”) determined that in connection with the actions taken by the United States Treasury Department and the Federal Housing Finance Agency (FHFA) on September 7, 2008, with respect to the Federal National Mortgage Association (“Fannie Mae”), the Company expects to record an additional non-cash other-than-temporary impairment charge to earnings in the third quarter of 2008 for its investments in perpetual preferred stock securities issued by Fannie Mae. The Company’s investments in Fannie Mae are included in securities available for sale at a cost of $833,000. In the event that the Company is required to write off this entire investment, and was not able to record a tax benefit for the loss, capital levels for the Company and Ephrata National Bank, the Company’s wholly-owned subsidiary, would still exceed the minimum required to be considered well-capitalized under all regulatory standards.

In addition to the Fannie Mae preferred stock the Bank currently holds, during the third quarter of 2008 the Bank sold Fannie Mae preferred stock, both prior and subsequent to the September 7, 2008, FHFA announcement, and incurred losses of $453,000.

ENB FINANCIAL CORP

SIGNATURES

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENB Financial Corp
(Registrant)

Dated: September 24, 2008	By:	/s/ Scott E. Lied
Scott E. Lied
Senior Vice President and Chief Financial Officer

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